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Exhibit 3.2

[Form of Amended and Restated Bylaws of ILFC Holdings, Inc.]

AMENDED AND RESTATED

BYLAWS

OF

ILFC HOLDINGS, INC.

A Delaware Corporation

Effective [      ] , 2011

 AMENDED AND RESTATED BYLAWS
OF
ILFC HOLDINGS, INC.

ARTICLE I

OFFICES

        1.1    Principal Executive Office.    The principal executive office of ILFC Holdings, Inc. (the "Corporation") shall be at such place established by the Board of Directors of the Corporation (the "Board") in its discretion. The Board shall have full power and authority to change the location of the principal executive office.

        1.2    Registered Office.    The registered office of the Corporation shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        1.3    Other Offices.    The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine.

ARTICLE II

STOCKHOLDERS' MEETINGS

        2.1    Place of Meetings.    Meetings of stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board. In the absence of such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        2.2    Annual Meetings.    The annual meeting of stockholders shall be held on such date, time and place either within or without the State of Delaware as shall be designated from time to time by the Board. At each annual meeting of stockholders, directors shall be elected and any other proper business may be transacted.

        2.3    Special Meetings.    Unless otherwise required by law or by the Corporation's Restated Certificate of Incorporation (as may be amended, restated, modified or supplemented from time to time, the "Certificate of Incorporation"), special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman, the Chief Executive Officer, the President, the Secretary or the Board (or a committee of the Board that has been duly designated by the Board and whose power and authority include the power and authority to call such meetings), to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request of stockholders who together own of record at least thirty-three and one-third percent (33 1/3%) of the total voting power of the outstanding shares of all classes of capital stock entitled to vote at such a meeting so request the Board in writing. Any written request of the stockholders to call a special meeting shall state the purpose or purposes of the proposed meeting, be signed by the record holders of at least thirty-three and one-third percent (33 1/3%) of the total voting power of the outstanding shares of all classes of capital stock entitled to vote at such a meeting and be delivered to the Board by delivery to the Corporation's principal executive offices, to the attention of the Secretary of the Corporation, return receipt requested. In addition, every written request of stockholders to call a special meeting must bear the date of signature of each stockholder who signs the written request.

        2.4    Notice.    Whenever stockholders are required or permitted to take any action at a meeting, whether annual or special, a written notice of the meeting shall be given by the Corporation which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting was called. Such notice shall be delivered in accordance to Article VI hereof. Unless otherwise required by law, written notice of any meeting shall be given not less than ten

(10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of and to vote at such meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board even after notice thereof has been mailed. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). No business other than that stated in the notice of the special meeting shall be transacted at any special meeting without the unanimous consent of all the stockholders entitled to vote thereat.

        2.5    Adjournments.    Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the Chairman, if there be one, the presiding officer of the meeting or the vote of the holders of a majority of the total voting power of the Corporation's capital stock outstanding represented at the meeting and entitled to vote thereat, to reconvene at the same or some other place. Notwithstanding the provisions in Section 2.4 hereof, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting. At such adjourned meeting, any business may be transacted that might have been transacted if the meeting had been held as originally called.

        2.6    Quorum.    Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of total voting power of the outstanding shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5 hereof, until a quorum shall be present or represented.

        2.7    Voting.    Unless otherwise required by law, the Certificate of Incorporation, these Amended and Restated Bylaws (as may be further amended, restated, modified or supplemented from time to time, these "Bylaws") or the rules of any stock exchange on which the Corporation's shares are listed and traded, (a) any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total voting power of the Corporation's outstanding capital stock represented at the meeting and entitled to vote on such question, voting as a single class; provided, however, the Board may require in the notice of the meeting a larger vote upon any such question, and (b) directors shall be elected by vote of the holders of a plurality of the total voting power of the Corporation's outstanding capital stock represented at the meeting and entitled to vote on the election of directors (instead of votes for or against a nominee), voting as a single class. Notwithstanding the foregoing, two or more classes or series of stock shall only vote together as a single class if and to the extent the holders thereof are entitled to vote together as a single class at a meeting. Where a separate vote by class is required, the vote of the holders of a majority of the total voting power of each class of Corporation's outstanding capital stock represented at the meeting and entitled to vote on such question shall be the act of such class, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11 hereof, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.9 hereof. The Board, in its discretion, or the Chairman, if there be one, or the presiding officer of a meeting of the stockholders, in such person's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        2.8    Participation at Stockholder Meetings by Remote Communications.    If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

        2.9    Proxies.    Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date of execution, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

          (a)   A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

          (b)   A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other means of electronic transmission are valid, the inspectors referenced in Section 2.14 hereof or, if there are no inspectors, such other persons making that determination shall, at the time he or she makes its certification in accordance with Section 2.14 hereof, specify the precise information considered by it, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

        A duly authorized and valid proxy shall be irrevocable if it states that it is irrevocable and if and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly authorized and valid proxy bearing a later date with the Secretary of the Corporation. Further, for a proxy which is revocable, any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram or other means of electronic transmission for any and all purposes for which the original writing, telegram or cablegram or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission; provided further, however, if it is determined that such telegrams, cablegrams or other means of electronic transmission are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall, at the time he or she makes its certification in accordance with Section 2.14 hereof, specify the precise information considered by it, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

        2.10    No Action by the Stockholders without a Meeting.    Subject to the requirements set forth in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation. Further, until American International Group, Inc., a Delaware corporation, any successor in interest thereto, and all Subsidiaries of American International Group, Inc., but not including the Corporation or any Subsidiary of the Corporation, ("AIG"), ceases to beneficially own a majority of the shares of Common Stock (as defined below) outstanding, any action that can be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote in accordance with the Certificate of Incorporation.

        From and after such time as AIG ceases to beneficially own a majority of the outstanding Common Stock, the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

        For purposes of these Bylaws, "beneficial ownership" or "beneficially owns" shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that beneficial ownership shall include all securities that a individual, partnership, joint venture, limited liability company, firm, corporation, trust or other entity, including governmental authorities, (each a "Person") has the right to acquire, whether such right is exercisable immediately or is exercisable only upon the occurrence of a subsequent condition; provided further that notwithstanding the foregoing, AIG shall be deemed only to beneficially own capital stock of the Corporation held for its or its Subsidiaries' account and for the sake of clarity shall not include beneficial ownership of the Corporation that arises by virtue of same entity that is an affiliate of AIG being a sponsor or advisor of a mutual or similar fund that beneficially owns capital stock of the Corporation.

        For purposes of these Bylaws, "Common Stock" shall have the meaning ascribed to such term in the Certificate of Incorporation.

        For purposes of these Bylaws, "Subsidiaries" shall mean, with respect to any Person, any corporation, limited liability company, joint venture, partnership, trust, association or other entity (i) in which such Person beneficially owns, either directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interest, or (ii) of which such Person otherwise directly or indirectly controls or directs the policies or operations.

        2.11    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        In order that the Corporation may determine the stockholders entitled to consent in writing to any action that can be taken at any annual or special meeting of the stockholders without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent in writing to any action that can be taken at any annual or special meeting of the stockholders without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent signed by a sufficient number of stockholders to take the action is delivered to the Corporation in accordance with the Certificate of Incorporation or these Bylaws. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

        2.12    Stockholders' List.    A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal executive office of the Corporation, and said list shall be open to examination of any stockholder during the whole time of said meeting, at the place of said meeting or, if the meeting is held by remote communication, said list shall be open to examination during the whole time of said meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to which stockholders are the stockholders entitled to examine the stock ledger, the Foreign Stock Record (as defined below in Article IX), if any, or the list required by this Section 2.12.

        2.13    Conduct of Meetings.    The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman, if there be one, or the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, if there be one, or the presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman, if there be one, or the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at, or participation in, the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman, if there be one, or the presiding officer of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

        2.14    Inspectors of Election.    In advance of any meeting of the stockholders, the Board, by resolution, the Chairman, if there be one, the Chief Executive Officer, if there be one, or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman, if there be one, the Chief Executive Officer, if there be one, the President or the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The duties of the inspector shall include those prescribed by law and shall also include, but not be limited to, determining the shares represented at the meeting and the validity of proxies and ballots, counting all votes and ballots, determining and retaining for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certifying its determination of the number of shares represented at the meeting and its count of all votes and ballots. Subject to the requirements for determining the validity of a proxy in Section 2.9 hereof, the inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by it, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

        2.15    Advance Notice of Shareholder Business and Director Nominations.

          (a)    Annual Meetings of Stockholders.

            (1)   Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto) delivered pursuant to Section 2.4 and Article VI hereof, (ii) by or at the direction of the Board or any duly authorized committee thereof, or (iii) by any stockholder of the Corporation who (x) is a stockholder of record at the time of delivery by the stockholder of the notice provided for in Section 2.15(a)(2) to the Secretary of the Corporation, (y) who is entitled to vote at the meeting and upon such election, and (z) who complies with the notice procedures set forth in Section 2.15(a)(2); clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation's notice of meeting) before an annual meeting of stockholders. Notwithstanding the foregoing, if a stockholder is entitled to vote only for a specific class or category of directors at a meeting of the stockholders, such stockholder's right to nominate one or more individuals for the election of a director at the meting shall be limited to such class or category of directors.

            (2)   Without qualification, for any nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (iii) of Section 2.15(a)(1), the stockholder must have given timely notice thereof, in proper written form as provided in Section 2.15(c), to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the "DGCL"). To be timely, such a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event will the public announcement of an adjourned or postponed annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding any provision to the contrary in this Section 2.15(a), for the first annual meeting of the stockholders after the effective date of these Bylaws, to be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) day prior to the scheduled dated of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

            (3)   Notwithstanding anything in the second sentence of Section 2.15(a)(2) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (b)    Special Meetings of Stockholders.    Only such business as shall have been brought before a special meeting of stockholders pursuant to the Corporation's notice of meeting pursuant to Section 2.4, or a waiver thereof, shall be conducted at such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice, in proper written form as set forth in Section 2.15(c), shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding the foregoing, if a stockholder is entitled to vote only for a specific class or category of directors at a special meeting of the stockholders, such stockholder's right to nominate one or more individuals for the election of a director at the meting shall be limited to such class or category of directors.

          (c)    Form of Notice.    To be in proper written form, such stockholder's notice to the Secretary (whether pursuant to Section 2.15(a)(2), 2.15(a)(3) or Section 2.15(b)) must set forth:

            (1)   as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

            (2)   as to any other business (other than the nomination of persons for election as directors) that the stockholder desires to bring before the meeting, (i) a brief description of the business proposed to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons why the stockholder favors the proposal, (iv) the reasons for conducting such business at the meeting, and (v) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

            (3)   as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and record address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation's capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such stockholder and by or on behalf of such beneficial owner, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the Corporation by or on behalf of such stockholder and by or on behalf of such beneficial owner, and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder and such beneficial owner with respect to shares of capital stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (d)    General.

            (1)   The Corporation may require any proposed nominee for election or re-election as a director to furnish such other information, in addition to the information set forth in the stockholder's notice delivered pursuant to this Section 2.15, as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and whether such nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, securities exchange rules or regulations, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

            (2)   Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors, and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15 shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the Chairman, if there be one, or the presiding officer of the meeting shall have the power and duty to (A) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15, and, (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.15, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.15, unless otherwise required by law, if the stockholder who has delivered a notice pursuant to this Section 2.15 (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.15, to be considered a "qualified representative" of the stockholder, a person must be authorized by a writing executed by such stockholder or by telegram, cablegram or other means of electronic transmission that is deemed valid in accordance with Section 2.9 hereof delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or telegram, cablegram or electronic transmission, or a reliable reproduction of the writing or telegram, cablegram or electronic transmission, at the meeting of stockholders.

            (3)   For purposes of this Section 2.15, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            (4)   Notwithstanding the foregoing provisions of this Section 2.15, stockholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.15(a)(1)(iii) or Section 2.15(b). Nothing in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

          (e)    Submission of Questionnaire, Representation and Agreement.    To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under 2.15(a)(2) or 2.15(b), as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE III

DIRECTORS

        3.1    Powers and Duties.    The business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction and control of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The Board may delegate the management of the day-to-day operation of the business of the Corporation, provided that the business and affairs of the Corporation shall remain under the ultimate direction and control of the Board.

        3.2    Number and Qualifications.    The Board shall consist of not less than one (1) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution of the Board. Unless otherwise required by law or by the Certificate of Incorporation, directors need not be stockholders or residents of Delaware; provided that, to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to the its ownership of U.S. registered aircraft, subject to Section 9.6, at least two-thirds (2/3) of the directors shall be U.S. citizens independent of foreign control. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        3.3    Nominations.    Subject to Section 2.15 of these Bylaws and the Certificate of Incorporation, the Board, any duly authorized committee thereof whose power and authority shall include the nomination of directors, or any stockholder of the Corporation shall have the power and authority to nominate candidates for election to the Board.

        3.4    Election and Term of Office.    Except as otherwise required by the Certificate of Incorporation, the directors shall be elected at each annual meeting of the stockholders for the election of directors. Each director shall hold office until the next such annual meeting of the stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation, retirement, disqualification or removal.

        3.5    Resignations and Removals of Directors.    Any director of the Corporation may resign from the Board or any committee thereof at any time, by giving notice in writing or electronic transmission to the Chairman, if there be one, the Chief Executive Officer, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law or the Certificate of Incorporation, any director or the entire Board may be removed with or without cause by the affirmative vote of the holders of the majority of all outstanding shares of Common Stock. Any director serving on a committee of the Board may be removed from such committee at any time by the Board.

        3.6    Vacancies.    Except as otherwise required by law or the Certificate of Incorporation, any vacancy on the Board, by reason of death, resignation, retirement, disqualification or removal or otherwise, and any newly created directorship that results from an increase in the number of directors may be filled by a majority of the Board then in office, even if less than a quorum, or by a sole remaining director. If, during the interval between annual meetings of stockholders for the election of directors, any director is elected to fill any vacancy or newly created directorship, that director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

        3.7    Meetings.    The Board and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

          (a)   Regular meetings of the Board or any committee thereof may be held without call or notice at such time and at such place as may from time to time be determined by the Board or such committee, respectively.

          (b)   Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman, if there be one, the Chief Executive Officer, if there be one, the President, the Secretary or any three (3) directors. Special meetings of any committee of the Board may be called by the chairman of such committee, if there be one, the Chief Executive Officer, if there be one, the President or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting or by telephone or electronic means on twenty-four (24) hours' notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        3.8    Organization.    At each meeting of the Board or any committee thereof, the Chairman or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

        3.9    Meetings by Means of Conference Telephone.    Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of the Corporation, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting through the use of such equipment shall constitute presence in person at such meeting.

        3.10    Quorum.    Except as otherwise required by law, these Bylaws, the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation's securities are listed or quoted for trading, at all meetings of the Board or any committee thereof, a majority of the entire Board or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as applicable. If a quorum shall not be present at any meeting of the Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

        3.11    Action of the Board by Written Consent.    Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee.

        3.12    Expense Reimbursement and Compensation.    The Board, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation (including reasonable pensions, disability or death benefits, and other benefits or payments) of directors for services to the Corporation as directors, or may delegate such authority to an appropriate committee. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

        3.13    Committees.

          (a)   The Board may, by resolution adopted by a majority of the entire Board, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee of the Board, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the other members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board to act at the meeting in the place of any absent or disqualified member.

          (b)   Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall conduct its meetings in accordance with Section 3.8, keep regular minutes and report to the Board when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board establishing any committee of the Board and/or the charter of any such committee may establish requirements and procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

          (c)   Under no circumstances may any such committee (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required under applicable law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any Bylaw of the Corporation.

        3.14    Right of Inspection.    Each director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind, and to inspect the physical properties of the Corporation and its Subsidiaries, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and includes the right to copy and make extracts. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stockholder list, and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

        3.15    Interested Directors.    Subject to the Certificate of Incorporation and the Corporations' Related Party Transactions Policy, no contract, agreement or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization, whether or not a majority of the equity interest of such other entity is owned by the Corporation, in which one or more of its directors or officers are directors or officers of the Corporation or have a financial interest in such contract, agreement or transaction, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract, agreement or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract, agreement or transaction are disclosed to or are known by the Board or the committee, and the Board or such committee in good faith authorizes the contract, agreement or transaction by the affirmative votes of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract, agreement or transaction are disclosed to or are known by the stockholders entitled to vote thereon, and the contract, agreement or transaction is specifically approved in good faith by vote of the stockholders; provided, however, if such director or officer is also a director or an officer of AIG, shares of the stock that are beneficially owned or the voting of which is controlled by AIG shall be excluded from such calculation; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

        4.1    General.    The officers of the Corporation shall be chosen by the Board and shall include (i) a President (ii) a Chief Financial Officer and (iii) a Secretary. The Board, in its discretion, also may choose a Chairman (who must be a director but is not required to be an employee of the Corporation), a Chief Executive Officer, a Treasurer, one or more Vice Presidents (which may include Executive Vice Presidents, Senior Vice Presidents, and Area Vice Presidents), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected and appointed in accordance with the provisions of this Article IV. Any two or more offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman (who must be a director), need such officers be directors of the Corporation; provided that, to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to its ownership of U.S. registered aircraft, subject to Section 9.6, the President and at least two-thirds (2/3) of the other managing officers must be U.S. citizens independent of foreign control.

        4.2    Election and Term.    The Board shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal.

        4.3    Resignations and Removals of Officers.    An officer may resign from his or her position at any time, by giving notice in writing or electronic transmission to the Corporation. Such resignation shall be without prejudice to any rights the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect at the time therein specified, or, if no time is specified, immediately; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board may remove any officer, with or without cause, at any meeting of the Board, and such action shall be conclusive upon the officer so removed. The Board may authorize any officer to remove subordinate officers. Any removal shall be without prejudice to rights the officer may have under any employment contract with the Corporation.

        4.4    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board in the manner prescribed in these Bylaws for election or appointment to such office.

        4.5    Compensation.    The Board shall fix, or may appoint a committee to fix, the compensation of all executive officers of the Corporation. The Board may authorize any executive officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

        4.6    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, if there be one, the President or any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

        4.7    Chairman.    Subject to Section 3.8, the Chairman, if there be one, shall preside at all meetings of the stockholders and of the Board and shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board.

        4.8    Chief Executive Officer.    The Chief Executive Officer, if there be one, subject to the control of the Board, shall have general charge and supervision and authority over the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him or her by the Board. The Chief Executive Officer may execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board, the Chief Executive Officer or the President. If and so long as, the Chief Executive Officer shall be a duly elected and incumbent member of the Board, the Chief Executive Officer may be designated as Chairman and, if designated as Chairman shall preside at all meetings of the stockholders and at Board meetings.

        4.9    President.    The President shall, together with the Chief Executive Officer, if there be one, and subject to the control of the Board, have general charge and supervision and authority over the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, may execute all bonds, mortgages, contracts, and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him or her by the Board or the Chief Executive Officer, if there be one. If and so long as, the President shall be a duly elected and incumbent member of the Board, the President may be designated as Chairman and, if designated as Chairman shall preside at all meetings of the stockholders and at Board meetings. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, or if there be none, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

        4.10    Vice Presidents.    Vice Presidents, if there be any, shall perform such of the duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, if there be one, or the President. In its discretion, the Board may designate one or more of the Vice Presidents as an Executive Vice President, and in the absence of the President or in the event of the President's inability or refusal to act, any Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board and the Chief Executive Officer, if there be one, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

        4.11    Chief Financial Officer.    The Chief Financial Officer, subject to the control of the Board, the Chief Executive Officer, if there be one, or the President, shall have the care and custody of all the funds and securities of the Corporation that may come into his or her hands as Chief Financial Officer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper, and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board, or the officers or agents to whom the Board may delegate such authority, may designate. The Chief Financial Officer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall render an account of his or her transactions to the Board or a duly authorized committee thereof as often as the Board or the committee shall require the same, shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board. The Chief Financial Officer shall when requested, pursuant to vote of the Board, give a bond to the Corporation conditioned on the faithful performance of his or her duties, the expense of which bond shall be borne by the Corporation.

        4.12    Secretary.    The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board when requested by such committees. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman, if there be one, the Chief Executive Officer, if there be one, or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, and if there be no Assistant Secretary, then the Board, the Chief Executive Officer, if there be one, or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

        4.13    Treasurer.    The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. In addition to the Chief Financial Officer, the Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer, if there be one, the President and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board, the Chief Executive Officer, if there be one, or the President or as may be provided by law.

        4.14    Assistant Secretaries.    Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, if there be one, the President or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

        4.15    Assistant Treasurers.    Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, if there be one, the President, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as the Board may determine.

        4.16    Other Officers.    Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board which shall not be inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give a security for the faithful performance of his or her duties. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

        5.1    Certificates.    The shares of capital stock of the Corporation may be represented by a certificate or uncertificated in book-entry form. Every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman, if there be one and the Chairman is an officer of the Corporation, the Chief Executive Officer, if there be one, the President or any Vice President, and (b) the Chief Financial Officer, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer, certifying the number and class of shares owned by such stockholder in the Corporation.

        5.2    Signatures.    Any or all of the signatures on a certificate representing capital stock may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        5.3    Transfers.    Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom it was transferred.

        5.4    Lost, Stolen, or Destroyed Certificates.    The Board may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

        5.5    Record Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

        5.6    Transfer and Registry Agents.    The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE VI

NOTICES

        6.1    Notices.

          (a)   Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telecopy or by means of electronic transmission. Without limiting the foregoing, any notice to stockholders given by the

  Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

          (b)   Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (4) if by another form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

          (c)   Any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 6.1(c) shall be deemed to have consented to receiving such single written notice.

        6.2    Waivers of Notice.    Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver thereof given by electronic transmission by the person or persons entitled to notice, in each case, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

INDEMNIFICATION

        7.1    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.    Subject to Section 7.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        7.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 7.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        7.3    Authorization of Indemnification.    Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 7.1 or 7.2 hereof, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        7.4    Good Faith Defined; Presumptions.

          (a)   For purposes of any determination of good faith under this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, including financial statements, or on information supplied to such person by the directors or officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 7.4(a) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 7.1 or 7.2, as the case may be. Whether or not the foregoing provisions of this Section 7.4(a) are satisfied, it shall in any event be presumed that a person has at all times acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation.

          (b)   The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer seeking indemnification or an advancement or reimbursement of expenses person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        7.5    Expenses Payable in Advance.    Expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding not initiated by such director or officer shall be paid by the Corporation to the extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount (without interest) if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. For the avoidance of doubt, "expenses" for purposes of this Section 7.5, shall not include (i) any amounts incurred in an action, suit or proceeding initiated by a director or officer and (ii) any amounts incurred in connection with any non-compulsory counterclaim brought by the director or officer.

        7.6    Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII (i) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of directors and (ii) shall be interpreted independently of, and without reference to, any other such rights to which such person may at any time be entitled, it being the policy of the Corporation that indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 7.1 or 7.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

        7.7    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

        7.8    Certain Definitions.    For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term "another enterprise" as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in good faith and in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII. For purposes of this Article VII, subject to Section 7.5 hereof, "expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on a person as a result of the actual or deemed receipt of any payments under these Bylaws, excise taxes and penalties assessed on a person with respect to the Employee Retirement Income Security Act, as amended, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory, legislative or investigative. For purposes of this Article VII, subject to Section 7.5 hereof, "expenses" shall also include expenses incurred in connection with any appeal resulting from any such action, suit or proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

        7.9    Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        7.10    Limitation on Indemnification.

          (a)   Notwithstanding Section 7.7 hereof, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) for which payment has actually been made to or on behalf of such director or officer under any insurance policy or other indemnity provision, except with respect to any excess amount beyond the amount paid under any insurance policy or other indemnity provision.

          (b)   Notwithstanding anything contained in this Article VII to the contrary, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless (i) such proceeding (or part thereof) was authorized or consented to by the Board prior to its initiation, or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

          (c)   Notwithstanding anything contained in this Article VII to the contrary, the Corporation shall not indemnify a director or officer or advance expenses to a director or officer (or his or her heirs, executors or personal or legal representatives) if the action, suit or proceeding alleges (i) a claim for an accounting of profits made from the purchase and sale (or sale and purchase) by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) a claim for any reimbursement of the Corporation by the director or officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by the director or officer from the sale of securities of the director or officer, as required in each case under the Exchange Act, the rules of any securities exchange on which the Corporation's securities are listed or otherwise applicable law (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the

  payment to the Corporation of profits arising from the purchase and sale by director or officer of securities in violation of Section 306 of the Sarbanes-Oxley Act), or (iii) violations of Federal or state insider trading laws, unless, in the case of this clause (iii), such director or officer has been successful on the merits or settled the case with the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse such director or officer.

        7.11    Notice.    The director or officer seeking indemnification or an advancement or reimbursement of expenses, shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or reimbursement of expenses covered by this Article VII. As a condition to indemnification or reimbursement of expenses, any demand for payment by the director or officer hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).

        7.12    Indemnification of Employees and Agents.    The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

        7.13    Witness Expenses.    Notwithstanding any other section of this Article VII, to the extent that any person is or was a witness or otherwise asked to participate in any suit or proceeding, whether civil, criminal, administrative, or investigative, to which such person is not a party, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, such person shall be indemnified against all expenses actually and reasonably incurred by such person, or on his or her behalf, in connection therewith to the maximum extent permitted by applicable law. Nothing in this Section 7.13 is intended to limit such person's rights provided in Sections 7.1 and 7.2.

        7.14    Subrogation.    In the event of payment under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer seeking indemnification or advancement or reimbursement of expenses (under any insurance policy or otherwise), who shall execute all papers required and take all action necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

        7.15    Venue.    Any action, suit or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of these Bylaws or otherwise shall only be brought and heard in Delaware Court of Chancery.

        7.16    Amendment.    No amendment of this Article 7 shall impair the rights of any director or officer seeking indemnification or an advancement or reimbursement of expenses arising at any time with respect to events occurring prior to such amendment.

ARTICLE VIII

RECORDS AND REPORTS

        8.1    Maintenance and Inspection of Records.    The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records. In addition to the right of inspection provided in Section 2.12 hereof, any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereto, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, including, but not limited to, the Foreign Stock Record (as defined in Section 9.1), if any, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where any attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

        8.2    Electronic Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to this Article VIII.

ARTICLE IX

LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

        9.1    Definitions.    For purposes of this Article IX, the following definitions shall apply:

          (a)   "Transportation Act" shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended.

          (b)   "Foreign Stock Record" shall have the meaning set forth in Section 9.3.

          (c)   "Non-Citizen" shall mean any person or entity who is not a "citizen of the United States" (as defined in Section 40102 of the Transportation Act and administrative interpretations issued by the Federal Aviation Administration of the Department of Transportation (the "FAA"), its predecessors and successors, from time to time), including any agent, trustee or representative of a Non-Citizen.

          (d)   "Permitted Percentage" shall mean 25% of the total voting power of the Stock; provided, however, that such percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by Non-Citizens under the Transportation Act or under any successor or other law of the U.S., which provides for the regulation of, or is otherwise applicable to, the Corporation or its Subsidiaries in their business activities, as interpreted by the FAA.

          (e)   "Stock" shall mean the outstanding capital stock of the Corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article IX.

        9.2    Limitations on Ownership.    It is the policy of the Corporation that, consistent with the requirements of the Transportation Act as interpreted by the FAA, Non-Citizens shall not own and/or control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time own and/or control more than the Permitted Percentage, the voting power of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 9.3 and 9.4.

        9.3    Foreign Stock Record.    The Corporation or its transfer agent shall maintain a separate stock record (the "Foreign Stock Record") in which shall be registered any Stock known to the Corporation to be owned and/or controlled by Non-Citizens. It shall be the duty of each stockholder to register his, her or its Stock if such stockholder is a Non-Citizen. A Non-Citizen may, at its option, register any Stock to be purchased pursuant to an agreement entered into with the Corporation, as if owned or controlled by it, upon execution of a definitive agreement. Such Non-Citizen shall register his, her or its Stock by sending a written request to the Corporation, noting both the execution of a definitive agreement for the purchase of Stock and the anticipated closing date of such transaction. Within ten days of the closing, the Non-Citizen shall send to the Corporation a written notice confirming that the closing occurred. Failure to send such confirmatory notice shall result in the removal of such Stock from the Foreign Stock Record. For the sake of clarity, any Stock registered as a result of execution of a definitive agreement shall not have any voting or other ownership rights until the closing of that transaction. In the event that the sale pursuant to such definitive agreement is not consummated in accordance with such agreement (as may be amended), such Stock shall be removed from the Foreign Stock Record without further action by the Corporation. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen and (ii) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the Corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record so that the number of shares entered therein does not exceed the Permitted Percentage. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.

        9.4    Suspension of Voting Power.    If at any time the number of shares of Stock known to the Corporation to be owned and/or controlled by Non-Citizens exceeds the Permitted Percentage, the voting power of Stock owned and/or controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the Corporation shall, without further action by the Corporation, be suspended and the remaining voting power shall be allocated in accordance with the Certificate of Incorporation. Such suspension of voting power shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 9.3.

        9.5    Certification of Citizenship.

          (a)   The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a person that is a holder of record of Stock or that the Corporation knows to have, or has reasonable cause to believe has, ownership of Stock to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

            (1)   all Stock as to which such person has record is owned and/or controlled only by citizens of the United States; or

            (2)   the number and class or series of Stock owned by such person that is owned and/or controlled by Non-Citizens is as set forth in such certificate.

          (b)   With respect to any Stock identified in response to clause (a)(2) above, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article IX.

          (c)   For purposes of applying the provisions of this Article IX with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the

  Corporation is entitled pursuant to this Section 9.5, the Corporation shall presume that the Stock in question is owned and/or controlled by Non-Citizens.

        9.6    Limitation on Restrictions.    Notwithstanding any provision to the contrary in these Bylaws and the Certificate of Incorporation, this Article IX and the restrictions relating to U.S. citizenship in Sections 3.2 and 4.1 will apply to the Corporation, its stockholders, officers and directors at any time when (i) the Corporation or any Subsidiary of the Corporation is the registered owner of an aircraft registered with the FAA and (ii) the Transportation Act, or any successor or other law of the U.S. that provides for the regulation of, or is otherwise applicable to, the Corporation or its Subsidiaries in their business activities, restricts the percentage of voting power of the Corporation that may be owned or controlled by Persons who are Non-Citizens as interpreted by the FAA.

ARTICLE X

GENERAL PROVISIONS

        10.1    Dividend Record Date.    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        10.2    Dividends.    Subject to the requirements of the DGCL, the provisions of the Certificate of Incorporation, if any, and Section 10.1 hereof may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.11 hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

        10.3    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board.

        10.4    Corporate Seal.    The Corporation may adopt and may subsequently alter the corporate seal and it may use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XI

AMENDMENTS

        11.1    Amendments.    In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall have the power to adopt, amend, alter or repeal these Bylaws by the affirmative vote of at least a majority of the entire Board. These Bylaws may also be adopted, altered, amended, or repealed by the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding.

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  Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF ILFC HOLDINGS, INC. A Delaware Corporation Effective [ ], 2011
AMENDED AND RESTATED BYLAWS OF ILFC HOLDINGS, INC.
ARTICLE I OFFICES
ARTICLE II STOCKHOLDERS' MEETINGS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V STOCK
ARTICLE VI NOTICES
ARTICLE VII INDEMNIFICATION
ARTICLE VIII RECORDS AND REPORTS
ARTICLE IX LIMITATIONS OF OWNERSHIP BY NON-CITIZENS
ARTICLE X GENERAL PROVISIONS
ARTICLE XI AMENDMENTS